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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2003

CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8519 (Commission File Number)	31-1056105 (IRS Employer Identification Number)
201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

(513) 397-9900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7    Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release of Cincinnati Bell Inc. dated July 2, 2003.

Item 9.    Regulation FD Disclosure.

A.
INTRODUCTION

        On July 2, 2003, Cincinnati Bell Inc. (the "Company") announced the pricing of an offering of approximately $500 million principal amount of 7.25% Senior Unsecured Notes due 2013 by means of a private placement (the "Offering").

        The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered. The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

B.
LIMITATION ON INCORPORATION BY REFERENCE

        In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 9 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 9 is included under this Item 9 in accordance with the procedure guidance in SEC Release No. 33-8216. Inclusion of the information set forth in this Item 9 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

C.
SUPPLEMENTAL INFORMATION

        The following is certain information that will be disclosed by the Company in connection with the Offering.

(1)    SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

        Our summary historical consolidated financial data presented below for each of the years ended December 31, 2000, 2001 and 2002 have been derived from, and should be read together with, our audited consolidated financial statements and the related notes. Our summary consolidated financial data presented below as of March 31, 2002 and March 31, 2003 and for the three-month periods ended March 31, 2002 and March 31, 2003 has been derived from our unaudited condensed consolidated financial statements and the related notes for such periods, which in the opinion of our management include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial results for such periods. Interim results are not necessarily indicative of the results that may be expected for any other interim period or for a full year. The unaudited summary pro forma consolidated financial information reflects our results of operations for the year ended December 31, 2002 and the three-month period ended March 31, 2003 and our balance sheet as of March 31, 2003, after giving effect to all of the pro forma transactions. See "Unaudited Pro Forma Condensed Consolidated Financial Information." The unaudited pro forma statement of operations gives effect to the pro forma transactions as if they had occurred on January 1, 2002 and the unaudited pro forma balance sheet as of March 31, 2003 gives effect to the pro forma transactions as if they had occurred as of that date, except for the March 26, 2003 financing transactions, which are included in the actual results as of March 31, 2003. You should read all information contained in the following table together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, condensed consolidated financial statements and the related notes contained in our annual and other reports filed with the SEC. The financial data presented below includes the results of the unrestricted subsidiaries unless otherwise indicated.

	Year Ended December 31,				Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Operating Data
Revenue	$1,973.7	$2,271.6	$2,155.9	$1,307.0	$542.8	$480.7	$311.8
Operating expenses excluding restructuring and other charges (credits)	1,978.1	2,247.3	2,011.4	967.4	517.4	381.2	223.3
Restructuring charges (credits)(a)	(0.8)	93.4	37.1	4.6	16.5	—	—
Asset impairments(a)	—	152.0	2,200.6	20.3	—	0.3	0.3
Other charges (credits)(a)	—	—	0.3	—	(0.3)	—	—
Operating income (loss)	(3.6)	(221.1)	(2,093.5)	314.7	9.2	99.2	88.2
Interest expense and other financing costs(b)	163.6	168.1	164.2	263.9	38.3	45.3	67.7
Loss (gain) on investments(c)	356.3	(11.8)	10.7	10.9	—	—	—
Income (loss) from continuing operations before income taxes, extraordinary items and cumulative effect of change in accounting principle	(584.9)	(412.3)	(2,325.5)	27.1	(42.4)	39.9	17.0
Net income (loss)(p)(q)	$(377.1)	$(286.2)	$(4,222.3)		$(1,824.4)	$123.8
Earnings (loss) per common share from continuing operations(d):
Basic	$(1.95)	$(1.50)	$(11.18)	$(0.37)	$(0.17)	$0.16	$(0.05)
Diluted	$(1.95)	$(1.50)	$(11.18)	$(0.37)	$(0.17)	$0.16	$(0.05)
Dividends declared per common share	$—	$—	$—	$—	$—	$—	$—
Weighted average common shares outstanding (millions)
Basic	211.7	217.4	218.4	243.6	218.2	218.9	244.1
Diluted	211.7	217.4	218.4	243.6	218.2	219.9	249.4
Other Data
Cash flow provided by (used in) operating activities	$328.4	$259.5	$192.6		$(17.4)	$32.7
Cash flow provided by (used in) investing activities	(851.9)	(534.6)	192.4		315.6	(18.2)
Cash flow provided by (used in) financing activities	480.6	267.2	(370.1)		(303.3)	(23.0)
Non-cash interest expense	38.7	37.0	47.4		10.0	12.6

Adjusted EBITDA(o)
Local Segment(h)	$386.5	$406.8	$432.3	$432.3	$105.8	$103.0	$103.0
Wireless Segment(i)	18.5	65.9	100.4	100.4	23.2	27.0	27.0
Other Segment(j)	(18.0)	(1.9)	3.6	3.6	—	1.5	1.5
Corporate and Eliminations(k)	(12.4)	(19.1)	(11.5)	(18.6)	(2.1)	(2.3)	(4.1)

Restricted Group(l)	374.6	451.7	524.8	517.7	126.9	129.2	127.4
BRCOM(m)	81.3	34.0	78.9	4.1	3.6	11.8	0.7

Cincinnati Bell Inc. Adjusted EBITDA(n)	455.9	485.7	603.7	521.8	130.5	141.0	128.1
Capital Expenditures
Local Segment	$157.4	$121.4	$80.3		$17.9	$19.1
Wireless Segment	84.2	52.0	29.5		7.7	2.1
Other Segment	0.9	2.0	0.9		0.2	0.3
Corporate and Eliminations	1.3	1.1	0.3		0.1	—

Restricted Group	243.8	176.5	111.0		25.9	21.5
BRCOM	599.9	472.0	64.9		26.8	0.5

Cincinnati Bell Inc. Capital Expenditures	843.7	648.5	175.9		52.7	22.0
Operational Data (as of period end)
Access Lines	1,049,087	1,031,951	1,011,866		1,028,477	1,009,173
Wireless Subscribers	339,222	462,091	470,402		464,512	470,301
DSL Subscribers	39,543	60,790	74,791		65,488	83,148
Consumer Long Distance Lines	373,880	440,957	431,299		447,091	429,454
Business Long Distance Lines	83,274	109,386	123,463		112,776	124,882
Complete Connections® Subscribers	180,473	235,966	288,911		252,380	296,207
					Three months ended March 31, 2003
					Actual		Pro forma
Financial Position
Property, plant and equipment, net					$933.5		$933.5
Total assets(e)					1,594.2		1,556.3
Total senior debt					1,680.6		1,699.1
Total debt(b)					2,540.4		2,512.1
Long term debt(b)					2,184.1		2,308.0
Minority interest(f)					445.7		32.0
6 3/4% Cumulative Convertible Preferred Stock(g)					129.4		129.4
Common shareowners' equity (deficit)(g)					(2,507.8)		(1,640.1)

(a)
See Notes 1, 2 and 3 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(b)
See Note 5 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(c)
See Note 4 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002.

(d)
See Note 10 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Note 8 of the Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(e)
See Notes 1 and 2 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(f)
See Note 8 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Note 9 of the Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(g)
See Note 9 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002.

(h)
Local Segment Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$155.7	$157.1	$171.0	$171.0	$41.8	$43.1	$43.1
Adjustments:
Depreciation	125.0	140.3	146.7	146.7	35.8	31.2	31.2
Amortization	—	—	—	—	—	—	—
Asset impairments and other	—	—	0.3	0.3	—	0.3	0.3
Minority interest expense	—	—	—	—	—	—	—
Equity loss in unconsolidated entities	—	—	—	—	—	—	—
Interest expense and other financing costs	22.9	23.7	22.1	22.1	5.8	5.2	5.2
Loss (gain) on investments	—	—	—	—	—	—	—
Other expense (income)	0.2	(0.2)	(2.9)	(2.9)	(0.6)	(0.6)	(0.6)
Income tax expense (benefit)	82.7	85.9	95.1	95.1	23.0	23.8	23.8

Adjusted EBITDA(o)	$386.5	$406.8	$432.3	$432.3	$105.8	$103.0	$103.0

(i)
Wireless Segment Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(12.7)	$11.1	$29.8	$29.8	$6.6	$8.8	$8.8
Adjustments:
Depreciation	18.2	25.2	30.9	30.9	7.2	7.6	7.6
Amortization	3.0	3.0	0.4	0.4	0.2	0.1	0.1
Asset impairments and other	—	—	—	—	—	—	—
Minority interest expense	—	5.2	12.2	12.2	2.7	3.6	3.6
Equity loss in unconsolidated entities	(2.9)	—	—	—	—	—	—
Interest expense and other financing costs	20.4	14.7	9.7	9.7	2.3	1.9	1.9
Loss (gain) on investments	—	—	—	—	—	—	—
Other expense (income)	0.4	0.2	—	—	—	—	—
Income tax expense (benefit)	(7.9)	6.5	17.4	17.4	4.2	5.0	5.0

Adjusted EBITDA(o)	$18.5	$65.9	$100.4	$100.4	$23.2	$27.0	$27.0

(j)
Other Segment Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(16.8)	$(2.7)	$0.8	$0.8	$(0.6)	$0.6	$0.6
Adjustments:
Depreciation	5.5	1.8	1.8	1.8	0.4	0.5	0.5
Amortization	0.7	—	0.1	0.1	0.1	—	—
Asset impairments and other	—	—	—	—	—	—	—
Minority interest expense	—	—	—	—	—	—	—
Equity loss in unconsolidated entities	—	—	—	—	—	—	—
Interest expense and other financing costs	1.7	0.5	0.6	0.6	0.1	0.1	0.1
Loss (gain) on investments	—	—	—	—	—	—	—
Other expense (income)	0.4	(0.1)	(0.1)	(0.1)	—	—	—
Income tax expense (benefit)	(9.5)	(1.4)	0.4	0.4	—	0.3	0.3

Adjusted EBITDA(o)	$(18.0)	$(1.9)	$3.6	$3.6	$—	$1.5	$1.5

(k)
Corporate and Eliminations Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(64.9)	$(92.9)	$(99.1)	$(162.2)	$(23.9)	$(26.0)	$(39.2)
Adjustments:
Depreciation	0.2	0.5	0.5	0.5	0.2	0.1	0.1
Amortization	(0.1)	(0.1)	—	—	(0.2)	—	—
Asset impairments and other	—	—	—	—	—	—	—
Minority interest expense	44.1	46.1	45.4	—	11.5	10.5	—
Equity loss in unconsolidated entities	2.9	—	—	—	—	—	—
Interest expense and other financing costs	50.3	61.1	60.2	162.1	15.2	17.1	40.1
Loss (gain) on investments	(38.2)	(0.2)	10.9	10.9	—	—	—
Other expense (income)	(1.1)	(20.3)	4.1	3.6	—	1.6	0.5
Income tax expense (benefit)	(5.6)	(13.3)	(33.5)	(33.5)	(4.9)	(5.6)	(5.6)

Adjusted EBITDA(o)	$(12.4)	$(19.1)	$(11.5)	$(18.6)	$(2.1)	$(2.3)	$(4.1)

(l)
Restricted Group Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$61.3	$72.6	$102.5	$39.4	$23.9	$26.5	$13.3
Adjustments:
Depreciation	148.9	167.8	179.9	179.9	43.6	39.4	39.4
Amortization	3.6	2.9	0.5	0.5	0.1	0.1	0.1
Asset impairments and other	—	—	0.3	0.3	—	0.3	0.3
Minority interest expense	44.1	51.3	57.6	12.2	14.2	14.1	3.6
Equity loss in unconsolidated entities	—	—	—	—	—	—	—
Interest expense and other financing costs	95.3	100.0	92.6	194.5	23.4	24.3	47.3
Loss (gain) on investments	(38.2)	(0.2)	10.9	10.9	—	—	—
Other expense (income)	(0.1)	(20.4)	1.1	0.6	(0.6)	1.0	(0.1)
Income tax expense (benefit)	59.7	77.7	79.4	79.4	22.3	23.5	23.5

Adjusted EBITDA(o)	$374.6	$451.7	$524.8	$517.7	$126.9	$129.2	$127.4

(m)
BRCOM Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(464.6)	$(388.4)	$(2,533.7)	$(118.0)	$(57.4)	$11.4	$1.7
Adjustments:
Depreciation	197.1	273.4	291.1	6.4	71.7	2.0	0.1
Amortization	109.9	110.7	24.8	—	6.2	—	—
Asset impairments and other	—	152.0	2,200.6	20.0	(0.3)	—	—
Minority interest expense	—	—	—	—	—	—	—
Equity loss in unconsolidated entities	15.5	4.0	—	—	—	—	—
Interest expense and other financing costs	68.3	68.1	71.6	69.4	14.9	21.0	20.4
Loss (gain) on investments	394.5	(11.6)	(0.2)	—	—	—	—
Other expense (income)	1.9	—	(1.6)	—	(0.3)	(1.1)	—
Income tax expense (benefit)	(241.3)	(174.2)	26.3	26.3	(31.2)	(21.5)	(21.5)

Adjusted EBITDA(o)	$81.3	$34.0	$78.9	$4.1	$3.6	$11.8	$0.7

(n)
Cincinnati Bell Inc. Consolidated Reconciliation to Adjusted EBITDA:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2000	2001	2002	Pro forma 2002	2002	2003	Pro forma 2003
	(dollars in millions)
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$(403.3)	$(315.8)	$(2,431.2)	$(78.6)	$(33.5)	$37.9	$15.0
Adjustments:
Depreciation	346.0	441.2	471.0	186.3	115.3	41.4	39.5
Amortization	113.5	113.6	25.3	0.5	6.3	0.1	0.1
Asset impairments and other	—	152.0	2,200.9	20.3	(0.3)	0.3	0.3
Minority interest expense	44.1	51.3	57.6	12.2	14.2	14.1	3.6
Equity loss in unconsolidated entities	15.5	4.0	—	—	—	—	—
Interest expense and other financing costs	163.6	168.1	164.2	263.9	38.3	45.3	67.7
Loss (gain) on investments	356.3	(11.8)	10.7	10.9	—	—	—
Other expense (income)	1.8	(20.4)	(0.5)	0.6	(0.9)	(0.1)	(0.1)
Income tax expense (benefit)	(181.6)	(96.5)	105.7	105.7	(8.9)	2.0	2.0

Adjusted EBITDA(o)	$455.9	$485.7	$603.7	$521.8	$130.5	$141.0	$128.1

(o)
Adjusted EBITDA as used in this offering circular represents income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle, interest, income tax expense (benefit), depreciation, amortization, asset impairments, other charges (credits), minority interest expense (income), equity loss in unconsolidated entities, loss (gain) on investments and other expense (income). Adjusted EBITDA does not represent cash flow for the periods presented and should not be considered as an alternative to net income (loss) or operating income (loss) as an indicator of our operating performance or as an alternative to cash flows as a source of liquidity, and may not be comparable with Adjusted EBITDA as defined by other companies. We believe Adjusted EBITDA provides meaningful additional information on our performance, and we measure the operating performance of each of our business segments based on Adjusted EBITDA. We may not be permitted to present Adjusted EBITDA in our filings with the SEC or in a registration statement to the extent our adjustments to EBITDA eliminate items identified as non-recurring, infrequent or unusual when the nature of the charge makes it reasonably likely to recur. Investors should make their own assessment as to the appropriateness of these adjustments.

(p)
The Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") as of January 1, 2003. This statement requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The removal cost is initially capitalized and depreciated over the remaining life of the underlying asset. The associated liability is accreted over the life of the underlying asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as income or loss on disposition. The Company determined the Local and Broadband segments did not have a liability under SFAS 143, while the Wireless segment and Other segment did have a liability. The Company recorded a non-recurring increase to net income as a change in accounting principle as of January 1, 2003 of $85.9 million, net of tax. The Local segment recorded $86.3 million of income related to depreciation previously recorded for asset removal costs, offset by $0.4 million of expense recorded in the Wireless segment. Additionally, the Company recorded a liability for removal costs at fair value of approximately $2.6 million and an asset of approximately $2.3 million in the first quarter of 2003 related to the Wireless and Other segments. The pro forma impact of this accounting change on prior periods is not material. See additional information in Note 1 to the Condensed Consolidated Financial Statements, included in our Form 10-Q for the quarter ended March 31, 2003.

(q)
The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") on January 1, 2002. SFAS 142 requires cessation of the amortization of goodwill and indefinite lived intangible assets and annual impairment testing of those assets. Intangible assets that have finite useful lives will continue to be amortized. The goodwill test for impairment consists of a two-step process that begins with an estimation of the fair value of a reporting unit. The first step is a screen for impairment and the second step measures the amount of impairment, if any. The Company completed the first step of the goodwill impairment test for its Wireless and Broadband segments during the first quarter of 2002, which indicated that goodwill of its Broadband segment was impaired as of January 1, 2002. The Company completed the second step of the valuation for its Broadband segment by June 30, 2002. The valuation indicated an impairment charge of $2,008.7 million, net of taxes, was necessary. The impairment charge was required to be recorded as of January 1, 2002, and is reflected as a cumulative effect of change in accounting principle, net of taxes, in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 2 to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 for the reconciliation of 2000 and 2001 net loss adjusted to exclude amortization of goodwill and indefinite lived intangible assets pursuant to SFAS 142.

(2)    CAPITALIZATION

        We urge you to read all the information contained in the following table together with our historical financial statements and related notes contained in our annual and other reports filed with the SEC.

        The following table sets forth our capitalization as of March 31, 2003 (1) on an actual basis, (2) as adjusted to give effect to the sale of our broadband business announced on February 22, 2003, the first stage closing of which was consummated on June 13, 2003, (3) as further adjusted to give effect to the BRCOM debt exchange offer (assuming the entire outstanding aggregate principal amount of BRCOM 9% Notes are tendered and accepted for exchange), (4) as further adjusted to give effect to the BRCOM preferred exchange offer (assuming all shares of BRCOM Preferred Stock are tendered and accepted for exchange) and (5) as further adjusted to give effect to the offering of 7 1/4 Senior Notes due 2013 and the use of proceeds therefrom. The financial data presented below includes the results of the unrestricted subsidiaries.

	As of March 31, 2003
	Actual	As adjusted for the broadband sale	As adjusted for the broadband sale and the BRCOM debt exchange offer	As adjusted for the broadband sale, the BRCOM debt exchange offer and the BRCOM preferred exchange offer	As adjusted for the broadband sale, the BRCOM debt exchange offer, the BRCOM preferred exchange offer and the offering
Cash and cash equivalents:(a)	$36.4	$127.9	$127.9	$127.9	$127.9

Restricted cash	7.0	7.0	7.0	7.0	7.0

Total debt (including current portion):
Revolving credit facility	361.7	361.7	362.2	367.7	326.1
Term loan facilities
Term loan A	516.2	516.2	516.2	516.2	276.1
Term loan B	307.0	307.0	307.0	307.0	164.2
Term loan C	137.1	137.1	137.1	137.1	73.3

Total credit facilities	1,322.0	1,322.0	1,322.5	1,328.0	839.7
7 1/4% Senior secured notes	50.0	50.0	50.0	50.0	50.0
Capital lease obligations and vendor financing	40.7 (b)	38.6	38.6	38.6	38.6
Cincinnati Bell Telephone notes	270.0	270.0	270.0	270.0	270.0
7 1/4% Senior Notes	—	—	—	—	500.0
16% Senior subordinated notes	350.2	350.2	350.2	350.2	350.2
12 1/2% Senior notes (BRCOM)	0.8	0.8	0.8	0.8	0.8
9% Senior subordinated notes (BRCOM)	46.0	46.0	—	—	—
Convertible subordinated notes	511.3	511.3	511.3	511.3	511.3
Unamortized discount	(48.5)	(48.5)	(48.5)	(48.5)	(48.5)

Total debt	2,542.5	2,540.4	2,494.9	2,500.4	2,512.1
12.5% Preferred stock (BRCOM)	413.7	413.7	413.7	—	—
Shareowners' deficit:
6 3/4% Cumulative Convertible Preferred Stock	129.4	129.4	129.4	129.4	129.4
Common shareowners' deficit	(2,507.8)	(2,129.8)	(2,082.4)	(1,631.0)	(1,640.1)

Total shareowners' deficit	(2,378.4)	(2,000.4)	(1,953.0)	(1,501.6)	(1,510.7)

Total capitalization	$577.8	$953.7	$955.6	$998.8	$1,001.4

(a)  As adjusted Cash and cash equivalents reflects $91.5 million related to the broadband sale. We expect to use such amounts to settle retained liabilities of our unrestricted subsidiaries.

(b)  Includes $2.1 million of BRCOM lease obligations classified as liabilities to be assumed in sale in the balance sheet as of March 31, 2003.

(3)    SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        We urge you to read all the information contained in the following table together with our historical financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in our annual and other reports filed with the SEC.

        The selected historical consolidated financial data as of December 31, 1998, 1999, 2000, 2001 and 2002 and for each of the years ended December 31, 1998, 1999, 2000, 2001 and 2002 have been derived from our audited consolidated financial statements and the related notes. The selected historical consolidated financial data as of March 31, 2002 and 2003 and for each of the three-month periods ended March 31, 2002 and 2003, have been derived from our unaudited condensed consolidated financial statements and the related notes for such period, which in the opinion of our management include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial results for such periods. Interim results are not necessarily indicative of the results that may be expected for any other interim period or for a full year. The financial data presented below includes the results of the unrestricted subsidiaries.

	Year Ended December 31,					Three Months Ended March 31,
	1998	1999	2000	2001	2002	2002	2003
	(dollars in millions)
Operating Data
Revenue	$791.6	$1,030.1	$1,973.7	$2,271.6	$2,155.9	$542.8	$480.7
Operating expenses excluding restructuring and other charges (credits)	655.6	921.0	1,978.1	2,247.3	2,011.4	517.4	381.2
Restructuring, impairment and other charges (credits)(a)	(1.1)	10.9	(0.8)	245.4	2,238.0	16.2	0.3
Operating income (loss)	137.1	98.2	(3.6)	(221.1)	(2,093.5)	9.2	99.2
Interest expense and other financing costs(b)	24.1	61.6	163.6	168.1	164.2	38.3	45.3
Loss (gain) on investments(c)	—	—	356.3	(11.8)	10.7	—	—
Income (loss) from continuing operations before income taxes, extraordinary items and cumulative effect of change in accounting principle	83.3	25.4	(584.9)	(412.3)	(2,325.5)	(42.4)	39.9
Net income (loss)(h)(i)	$149.9	$31.4	$(377.1)	$(286.2)	$(4,222.3)	$(1,824.4)	$123.8
Earnings (loss) per common share from continuing operations(d):
Basic	$0.41	$0.06	$(1.95)	$(1.50)	$(11.18)	$(0.17)	$0.16
Diluted	$0.40	$0.05	$(1.95)	$(1.50)	$(11.18)	$(0.17)	$0.16
Dividends declared per common share	$0.40	$0.20	$—	$—	$—	$—	$—
Weighted average common shares outstanding (millions)
Basic	136.0	144.3	211.7	217.4	218.4	218.2	218.9
Diluted	138.2	150.7	211.7	217.4	218.4	218.2	219.9
Financial Position
Property, plant and equipment, net	$697.8	$2,510.9	$2,978.6	$3,059.3	$867.9	$2,993.8	$933.5
Total assets(e)	1,041.8	6,505.4	6,477.6	6,312.0	1,467.6	4,084.1	1,594.2
Long-term debt(b)	366.8	2,136.0	2,507.0	2,702.0	2,354.7	2,537.9	2,184.1
Total debt(b)	553.0	2,145.2	2,521.0	2,852.0	2,558.4	2,574.1	2,540.4
Total long-term obligations(g)	464.6	3,158.3	3,105.0	3,277.5	2,972.8	3,105.8	2,835.0
Minority interest(f)	—	434.0	433.8	435.7	443.9	437.6	445.7
Shareowners' equity (deficit)(j)	142.1	2,132.8	2,021.5	1,678.4	(2,548.3)	(142.4)	(2,378.4)
Other Data
Cash flow provided by (used in) operating activities	$205.9	$314.3	$328.4	$259.5	$192.6	$(17.4)	$32.7
Cash flow provided by (used in) investing activities	(309.0)	(641.0)	(851.9)	(534.6)	192.4	315.6	(18.2)
Cash flow provided by (used in) financing activities	99.4	397.2	480.6	267.2	(370.1)	(303.3)	(23.0)
Capital expenditures	143.4	381.0	843.7	648.5	175.9	52.7	22.0
Ratio of earnings to combined fixed charges and preferred dividends(k)	4.9	1.3	—	—	—	0.2	1.6

(a)
See Notes 1, 2 and 3 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(b)
See Note 5 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(c)
See Note 4 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002.

(d)
See Note 10 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Note 8 of the Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(e)
See Notes 1 and 2 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(f)
See Note 8 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 and Note 9 of the Notes to Condensed Consolidated Financial Statements, included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(g)
Total long-term obligations comprise long-term debt, other noncurrent liabilities that will be settled in cash, redeemable preferred stock and the BRCOM Preferred Stock, which is classified as minority interest in the Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002.

(h)
The Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143") as of January 1, 2003. This statement requires entities to record the fair value of a legal liability for an asset retirement obligation in the period it is incurred. The removal cost is initially capitalized and depreciated over the remaining life of the underlying asset. The associated liability is accreted over the life of the underlying asset. Once the obligation is ultimately settled, any difference between the final cost and the recorded liability is recognized as income or loss on disposition. The Company determined the Local and Broadband segments did not have a liability under SFAS 143, while the Wireless segment and Other segment did have a liability. The Company recorded a non-recurring increase to net income as a change in accounting principle as of January 1, 2003 of $85.9 million, net of tax. The Local segment recorded $86.3 million of income related to depreciation previously recorded for asset removal costs, offset by $0.4 million of expense recorded in the Wireless segment. Additionally, the Company recorded a liability for removal costs at fair value of approximately $2.6 million and an asset of approximately $2.3 million in the first quarter of 2003 related to the Wireless and Other segments. The pro forma impact of this accounting change on prior periods is not material. See additional information in Note 1 to the Condensed Consolidated Financial Statements, included in our Form 10-Q for the quarter ended March 31, 2003.

(i)
The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") on January 1, 2002. SFAS 142 requires cessation of the amortization of goodwill and indefinite lived intangible assets and annual impairment testing of those assets. Intangible assets that have finite useful lives will continue to be amortized. The goodwill test for impairment consists of a two-step process that begins with an estimation of the fair value of a reporting unit. The first step is a screen for impairment and the second step measures the amount of impairment, if any. The Company completed the first step of the goodwill impairment test for its Wireless and Broadband segments during the first quarter of 2002, which indicated that goodwill of its Broadband segment was impaired as of January 1, 2002. The Company completed the second step of the valuation for its Broadband segment by June 30, 2002. The valuation indicated an impairment charge of $2,008.7 million, net of taxes, was necessary. The impairment charge was required to be recorded as of January 1, 2002, and is reflected as a cumulative effect of change in accounting principle, net of taxes, in the Condensed Consolidated Statements of Operations and Comprehensive Income (Loss). See Note 2 to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002 for the reconciliation of 2000 and 2001 net loss adjusted to exclude amortization of goodwill and indefinite lived intangible assets pursuant to SFAS 142.

(j)
See Note 9 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002.

(k)
The ratio of earnings to combined fixed charges and preferred dividends is determined as follows:

	Year Ended December 31,					Three Months Ended March 31,
	1998	1999	2000	2001	2002	2002	2003
Pre-tax income (loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees plus fixed charges	$138.7	$105.6	$(348.9)	$(173.1)	$(2,089.4)	$12.4	$102.7

Fixed Charges:
Interest expense	24.2	65.5	188.3	191.7	173.3	40.8	45.6
Appropriate portion of rentals	3.9	7.7	10.7	13.9	13.5	3.3	3.4
Preferred stock dividends of majority subsidiaries	—	3.5	61.7	49.4	48.1	9.1	10.9

Total Fixed Charges	28.1	76.7	260.7	255.0	234.9	53.2	59.9
Preferred dividend requirements	—	2.1	8.1	10.4	10.4	2.6	2.6

Total Fixed Charges and preferred dividends	$28.1	$78.8	$268.8	$265.4	$245.3	$55.8	$62.5

Ratio of earnings to combined fixed charges and preferred dividends	4.9	1.3	—	—	—	0.2	1.6
Coverage Deficiency	n/a	n/a	$617.7	$438.5	$2,334.7	$43.4	n/a

(4)    UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        We urge you to read all the information contained in this section together with the historical financial statements and related notes contained in our annual and other reports filed with the SEC.

        The following unaudited pro forma condensed consolidated financial information reflects our results of operations for the year ended December 31, 2002 and the three-month period ended March 31, 2003 and our balance sheet as of March 31, 2003, after giving effect to all of the pro forma transactions described below. The unaudited pro forma statement of operations gives effect to the following transactions as if they had occurred on January 1, 2002, and the unaudited pro forma balance sheet as of March 31, 2003 gives effect to the following transactions as if they had occurred as of that date, except for the March 26, 2003 financing transactions, which are included in the actual results as of March 31, 2003. The pro forma transactions include the following:

        (a) The March 26, 2003 financing transactions, which included the following three items:

          1) Our receipt of $350 million of gross cash proceeds from the issuance of the 16% Notes. The indenture governing the 16% Notes contains covenants, including restrictions on our ability to fund the operations of BRCOM and its subsidiaries. Proceeds from the Goldman mezzanine financing, net of fees of $42 million related to the Goldman mezzanine financing and the amendment to our credit facilities, were used to pay down borrowings under our credit facilities. In addition, purchasers of the 16% Notes received 17.5 million warrants, each to purchase one share of Cincinnati Bell Common Stock at $3.00 per share, which were valued at $47.5 million upon issuance.

          2) The amendment of our credit facilities which, among other things, extended the maturity on our revolving credit facility, accelerated the maturity of a portion of our term loan A facility, increased the interest rates, revised the financial covenants and allowed for the broadband sale.

          3) The execution of a supplemental indenture in respect of the indenture governing the Convertible Subordinated Notes. The supplemental indenture provides that a bankruptcy of BRCOM and its subsidiaries would not constitute an event of default, amends the definition of change of control by increasing the ownership threshold deemed to be a change of control from 20% of outstanding shares to 45% of outstanding shares and includes covenants restricting our ability to incur debt and consummate certain asset dispositions. The supplemental indenture also adjusted the rate of accretion to 9.00% per annum from March 26, 2003 through July 21, 2004 and to 2.25% per annum from July 21, 2004 to July 21, 2009 (during which period the Convertible Subordinated Notes bear cash interest at a rate of 6.75% per annum payable semi-annually on January 21 and July 21 of each year, commencing on January 21, 2005).

        (b) The consummation of the sale of our broadband assets pursuant to the Asset Purchase Agreement entered into with CIII Communications LLC and CIII Communications Operations LLC. On June 13, 2003, we consummated the first (and most significant) stage closing of the sale of our broadband business, in which we transferred substantially all of our broadband assets except for those for which state regulatory approval for transfer was still pending. At the first stage closing, we had received regulatory approval in states where approximately 75% of our 2002 broadband revenues were generated.. In connection with this first stage closing, the buyers paid the cash purchase price of $91.5 million, of which $29.3 million was placed into escrow to support certain potential purchase price adjustments and the portion of the purchase price payable upon the consummation of the second and third stage closings, and issued to us a $17.2 million promissory note in connection with a purchase price working capital adjustment. No adjustments have been made in the unaudited pro forma condensed consolidated financial information for the purchase price adjustments or post-closing obligations as such amounts are not determinable. Furthermore, the application of the proceeds from the sale has not been reflected. In addition, the buyers have agreed to assume approximately

$418.5 million in current and long-term liabilities and approximately $291.2 million of operating contractual commitments. In addition, we have indemnified the buyers against certain potential claims. The fair value of such indemnifications has not been reflected in the unaudited pro forma condensed consolidated financial information, as the amount is not material. After the completion of the broadband sale, the only remaining BRCOM subsidiaries with operating assets will be Cincinnati Bell Technology Solutions Inc., an information technology consulting subsidiary, and Cincinnati Bell Any Distance Inc, a subsidiary whose assets service Cincinnati Bell's long distance business. BCSI Inc., another subsidiary of BRCOM, will retain a 3% interest in C III Communcations LLC. This investment is not reflected in the unaudited pro forma condensed consolidated financial information because its value is not expected to be material.

        (c) The BRCOM debt exchange offer and the BRCOM preferred exchange offer, in connection with which we expect to issue approximately 25.2 million new shares of Cincinnati Bell Common Stock, an increase of 12% in the number of shares outstanding, assuming all shares of BRCOM Preferred Stock and the entire outstanding aggregate principal amount of BRCOM 9% Notes are tendered and accepted for exchange in the BRCOM preferred exchange offer and the BRCOM debt exchange offer, respectively.

        (d) The offering of the notes and the application of the proceeds therefrom.

        The unaudited pro forma condensed consolidated financial information does not reflect the retirement on June 16, 2003 of BRCOM's remaining $0.8 million aggregate principal amount outstanding of 12 1/2% Senior Notes due 2005.

        The unaudited pro forma condensed consolidated financial information presented includes the above items as the financing transactions are considered to be material to existing and potential investors; and the consummation of the broadband sale is probable based on the definitive agreements signed on February 22, 2003 and amended on June 6, 2003 and June 13, 2003 and the consummation of the first stage closing, which occurred on June 13, 2003.

        The adjustments, which are based upon available information and upon assumptions that we believe to be reasonable, are described in the accompanying notes. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the transactions described above had been completed on the dates indicated, nor is it indicative of future operating results or financial position if the transactions described above are completed.

        The unaudited pro forma condensed consolidated financial information presented includes the results of the unrestricted subsidiaries (unless otherwise noted).

Cincinnati Bell Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(dollars in millions)

	Quarter Ended March 31, 2003
	Actual	Adjustments for financing transactions	Adjustments for broadband sale		Adjustments for BRCOM debt exchange offer		Adjustments for BRCOM preferred exchange offer		Adjustments for the offering	Pro forma
Revenue	$480.7	$—	$(182.6	)(d)	$—		$—		$—	$311.8
			3.1	(e)
			10.6	(f)
Costs and Expenses
Cost of services and products (excluding depreciation included below)	219.4	—	(106.6	)(g)	—		—		—	126.5
			10.6	(h)
			3.1	(i)
Selling, general and administrative	120.3	—	(64.9	)(j)	—		—		—	57.2
			1.8	(k)
Depreciation	41.4	—	(1.9	)(l)	—		—		—	39.5
Amortization	0.1	—	—		—		—		—	0.1
Restructuring	—	—	—		—		—		—	—
Asset impairments and other	0.3	—	—		—		—		—	0.3

Total costs and expenses	381.5	—	(157.9)		—		—		—	223.6

Operating income (loss)	99.2	—	(11.0)		—		—		—	88.2
Minority interest expense	14.1	—	1.1	(m)	—		(11.6	)(o)	—	3.6
Interest expense and other financing costs	45.3	2.9 (a)	—		(1.0	)(n)	—		9.4 (p)	67.7
		16.4 (b)							(7.9) (q)
		2.6 (c)
Loss on investments	—	—	—		—		—		—	—
Other expense (income), net	(0.1)	—	—		—		—		—	(0.1)

Income (loss) from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	39.9	(21.9)	(12.1)		1.0		11.6		(1.5)	17.0
Income tax expense (r)	2.0	—	—		—		—		—	2.0

Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	37.9	(21.9)	(12.1)		1.0		11.6		(1.5)	15.0
Preferred stock dividends	2.6	—	—		—		—		—	2.6

Numerator for EPS and EPS assuming dilution-loss applicable to common shareowners	$35.3	$(21.9)	$(12.1)		$1.0		$11.6		$(1.5)	$12.4

Basic Earnings (Loss) Per Common Share Income (loss) from continuing operations	$0.16	$(0.10)	$(0.06)		$0.00		$0.05		$(0.01)	$(0.05)

Diluted Earnings (Loss) Per Common Share Income (loss) from continuing operations	$0.16	$(0.10)	$(0.06)		$0.00		$0.05		$(0.01)	$(0.05)

Weighted Average Common Shares Outstanding (millions)
Basic	218.9	—	—		11.1	(t)	14.1	(u)	—	244.1
Diluted	219.9	4.3 (s)	—		11.1	(t)	14.1	(u)	—	249.4

Cincinnati Bell Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(dollars in millions)

	Year Ended December 31, 2002
	Actual	Adjustments for Financing transactions	Adjustments for broadband sale		Adjustments for BRCOM debt exchange offer		Adjustments for BRCOM preferred exchange offer		Adjustments for the offering	Pro forma
Revenue	$2,155.9	$—	$(904.1	)(y)	$—		$—		—	$1,307.0
			11.7	(z)
			43.5	(aa)
Costs and Expenses
Cost of services and products (excluding depreciation included below)	1,027.7	—	(519.6	)(bb)	—		—		—	563.3
			43.5	(cc)
			11.7	(dd)
Selling, general and administrative	487.4	—	(277.2	)(ee)	—		—		—	217.3
			7.1	(ff)
Depreciation	471.0	—	(284.7	)(gg)	—		—		—	186.3
Amortization	25.3	—	(24.8	)(hh)	—		—		—	0.5
Restructuring	37.1	—	(32.5	)(ii)	—		—		—	4.6
Asset impairments and other	2,200.9	—	(2,180.6	)(jj)	—		—		—	20.3

Total costs and expenses	4,249.4	—	(3,257.1)		—		—		—	992.3

Operating income (loss)	(2,093.5)	—	2,408.2		—		—		—	314.7
Minority interest expense	57.6	—	0.5	(kk)	—		(45.9	)(oo)	—	12.2
Interest expense and other financing costs	164.2	11.8 (v)	—		(4.1	)(nn)	—		37.4 (pp)	263.9
		67.7 (w)							(31.0) (qq)
		17.9 (x)
Loss on investments	10.7	—	0.2	(ll)	—		—		—	10.9
Other expense (income), net	(0.5)	—	1.1	(mm)	—		—		—	0.6

Loss from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	(2,325.5)	(97.4)	2,406.4		4.1		45.9		(6.4)	27.1
Income tax expense (rr)	105.7	—	—		—		—		—	105.7

Loss from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(2,431.2)	(97.4)	2,406.4		4.1		45.9		(6.4)	(78.6)
Preferred stock dividends	10.4	—	—		—		—		—	10.4

Numerator for EPS and EPS assuming dilution-loss applicable to common shareowners	$(2,441.6)	$(97.4)	$2,406.4		$4.1		$45.9		$(6.4)	$(89.0)

Basic Earnings (Loss) Per Common Share
Loss from continuing operations	$(11.18)	$(0.45)	$11.02		$0.02		$0.20		$(0.03)	$(0.37)

Diluted Earnings (Loss) Per Common Share
Loss from continuing operations	$(11.18)	$(0.45)	$11.02		$0.02		$0.20		$(0.03)	$(0.37)

Weighted Average Common Shares Outstanding (millions)
Basic	218.4	—	—		11.1	(tt)	14.1	(uu)	—	243.6
Diluted	218.4	— (ss)	—		11.1	(tt)	14.1	(uu)	—	243.6

Cincinnati Bell Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(dollars in millions)

	As of March 31, 2003
	Actual	Adjustments for broadband sale		Adjustments for BRCOM debt exchange offer		Adjustments for BRCOM preferred exchange offer		Adjustments for the offering		Pro forma
Assets
Current assets
Cash and cash equivalents	$36.4	$91.5	(vv)	$—		$—		$—		$127.9
Restricted cash	7.0	—		—		—		—		7.0
Receivables, less allowances	182.8	—		—		—		—		182.8
Materials and supplies	29.2	—		—		—		—		29.2
Deferred income tax benefits	11.3	—		—		—		—		11.3
Prepaid expenses and other current assets	24.6	17.2	(ww)	—		—		2.6	(mmm)	44.4
Assets held for sale	94.4	(94.4	)(xx)	—		—		—		—

Total current assets	385.7	14.3		—		—		2.6		402.6
Property, plant and equipment, net	933.5	—		—		—		—		933.5
Goodwill, net of accumulated amortization	40.9	—		—		—		—		40.9
Other intangibles, net	66.8	—		—		—		—		66.8
Deferred financing costs	57.6	—		—		—		—		57.6
Other noncurrent assets	54.9	—		—		—		—		54.9
Assets held for sale	54.8	(54.8	)(yy)	—		—		—		—

Total assets	$1,594.2	$(40.5)		$—		$—		$2.6		$1,556.3

Liabilities and Shareowners' Deficit
Current liabilities
Short-term debt	$356.3	$—		$—		$—		$(152.2	)(nnn)	$204.1
Accounts payable	53.6	—		—		—		—		53.6
Current portion of unearned revenue and customer deposits	29.8	—		—		—		—		29.8
Accrued taxes	78.5	—		—		—		—		78.5
Accrued restructuring	35.3	—		—		—		—		35.3
Other current liabilities	131.7	—		(1.9	)(ccc)	(43.2	)(hhh)	—		86.6
Liabilities to be assumed in sale	133.7	(133.7	)(zz)	—		—		—		—

Total current liabilities	818.9	(133.7)		(1.9)		(43.2)		(152.2)		487.9
Long-term debt, less current portion	2,184.1	—		(45.5	)(ddd)	5.5	(iii)	163.9	(ooo)	2,308.0
Unearned revenue, less current portion	2.6	—		—		—		—		2.6
Deferred income tax liabilities	87.0	—		—		—		—		87.0
Other noncurrent liabilities	149.5	—		—		—		—		149.5
Liabilities to be assumed in sale	284.8	(284.8	)(aaa)	—		—		—		—

Total liabilities	3,526.9	(418.5)		(47.4)		(37.7)		11.7		3,035.0
Minority interest	445.7	—		—		(413.7	)(jjj)	—		32.0
Commitments and contingencies
Shareowners' deficit
6 3/4% Cumulative Convertible Preferred Stock	129.4	—		—		—		—		129.4
Common shares, $.01 par value	2.3	—		0.1	(eee)	0.2	(kkk)	—		2.6
Additional paid-in capital	2,409.3	—		56.4	(fff)	451.2	(lll)	—		2,916.9
Accumulated deficit	(4,761.8)	378.0	(bbb)	(9.1	)(ggg)	—		(9.1	)(ppp)	(4,402.0)
Accumulated other comprehensive loss	(12.1)	—		—		—		—		(12.1)
Common shares in treasury, at cost	(145.5)	—		—		—		—		(145.5)

Total shareowners' deficit	(2,378.4)	378.0		47.4		451.4		(9.1)		(1,510.7)

Total liabilities and shareowners' deficit	$1,594.2	$(40.5)		$—		$—		$2.6		$1,556.3

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(a)
Reflects an increase of $2.9 million in non-cash interest expense due to an increase in the interest rate of 2 1/4% on the Convertible Subordinated Notes, which increased the total interest rate to 9%.

(b)
Reflects an increase in interest expense related to the Goldman mezzanine financing as follows:

Cash interest expense	$10.2
Non-cash interest expense	3.5
Amortization of discount	2.0
Amortization of deferred financing costs	0.7

Total interest expense increase related to Goldman mezzanine financing	$16.4
(c)
Reflects an increase in interest expense related to the amended credit facilities as follows:

Cash interest expense	$0.3
Amortization of deferred financing costs	2.3

Total interest expense increase related to amended credit facilities	$2.6

    Based on our pro forma credit facility debt outstanding as of March 31, 2003, a 1/8% increase in interest rates would increase interest expense by $0.3 million per quarter.

(d)
Reflects a decrease in revenue generated by the broadband business that was sold in connection with the broadband sale.

(e)
Reflects an increase in revenue of $3.1 million related to access to the Cincinnati Bell Telephone network by the broadband business which was eliminated as intercompany revenue in the actual results.

(f)
Reflects an increase in revenue related to service provided to Cincinnati Bell Any Distance by the broadband business which was eliminated as intercompany revenue in the actual results.

(g)
Reflects a decrease in cost of services and products incurred by the broadband business that was sold in connection with the broadband sale.

(h)
Reflects an increase in cost of services related to the purchase of long distance services from the broadband business for resale in the Cincinnati market, which was eliminated as intercompany cost of services in the actual results.

(i)
Reflects an increase in cost of services related to the purchase of access to the Cincinnati Bell Telephone network by the broadband business which was eliminated as intercompany cost of services in the actual results.

(j)
Reflects a decrease in selling, general and administrative expenses incurred by the broadband business that was sold in connection with the broadband sale.

(k)
Reflects an increase in selling, general and administrative expenses related to the allocation of corporate overhead, which cannot be allocated after the broadband sale.

(l)
Reflects a decrease in depreciation expense related to the broadband assets sold in connection with the broadband sale.

(m)
Reflects an increase in minority interest expense as a result of the broadband sale.

(n)
Reflects a decrease in interest expense resulting from the BRCOM debt exchange offer.

(o)
Reflects a decrease in minority interest expense resulting from the BRCOM preferred exchange offer. Dividends on the BRCOM Preferred Stock are classified as "Minority interest expense" in the consolidated statement of operations.

(p)
Reflects an increase in interest expense resulting from the offering, as follows:

Cash interest expense	$9.1
Amortization of deferred financing costs	0.3

Total interest expense increase related to the offering	9.4
(q)
Reflects a decrease in interest expense related to the pay down of credit facilities resulting from application of the proceeds of the offering, as follows:

Cash interest expense	($ 6.2)
Amortization of deferred financing costs	(1.7)

Total interest expense decrease related to credit facilities	($ 7.9)
(r)
Reflects the elimination of the income tax benefit associated with the assets that were divested pursuant to the broadband sale. The net adjustment to income tax expense is zero because the increase in income tax expense is offset by a corresponding decrease related to the reversal of the valuation allowance that was recorded against deferred tax assets associated with the broadband assets.

(s)
We issued 17.5 million warrants, each to purchase one share of Cincinnati Bell Common Stock at $3.00 per share in connection with the Goldman mezzanine financing. As each of the warrants represent the right to purchase one share of Cincinnati Bell Common Stock, they have no impact on basic outstanding shares. If the warrants had been outstanding for the entire quarter, the impact on diluted shares would be to increase the weighted average diluted shares by 4.3 million.

(t)
We are offering to exchange 11,076,707 shares of Cincinnati Bell Common Stock for approximately $46.0 million in aggregate principal amount of the 9% Notes outstanding. Assuming the entire aggregate principal amount of the 9% Notes outstanding are tendered and accepted for exchange, the Company will issue an additional 11,076,707 shares of Cincinnati Bell Common Stock, which will increase both the basic and diluted shares outstanding.

(u)
We are offering to exchange 14,148,518 shares of Cincinnati Bell Common Stock for 395,210 outstanding shares of BRCOM Preferred Stock. Assuming all outstanding shares of BRCOM Preferred Stock are tendered and accepted for exchange, we will issue an additional 14,148,518 shares of Cincinnati Bell Common Stock, which will increase both the basic and diluted shares outstanding.

(v)
Reflects an increase in non-cash interest expense due to an increase in the interest rate of 2 1/4% on the Convertible Subordinated Notes, which increased the total interest rate to 9%.

(w)
Reflects an increase in interest expense related to the Goldman mezzanine financing as follows:

Cash interest expense	$42.7
Non-cash interest expense	14.3
Amortization of discount	8.1
Amortization of deferred financing costs	2.6

Total interest expense increase related to Goldman mezzanine financing	$67.7

(x)
Reflects an increase in interest expense related to the amended credit facilities as follows:
Cash interest expense	$9.0
Amortization of deferred financing costs	8.9

Total interest expense increase related to amended credit facilities	$17.9

    Based on our pro forma credit facility debt outstanding as of March 31, 2003, a 1/8% increase in interest rates would increase interest expense by $1.0 million annually.

(y)
Reflects a decrease in revenue generated by the broadband business that was sold in connection with the broadband sale.

(z)
Reflects an increase in revenue related to access to the Cincinnati Bell Telephone network by the broadband business which was eliminated as intercompany revenue in the actual results.

(aa)
Reflects an increase in revenue related to service provided to Cincinnati Bell Any Distance by the broadband business which was eliminated as intercompany revenue in the actual results.

(bb)
Reflects a decrease in cost of services and products incurred by the broadband business that was sold in connection with the broadband sale.

(cc)
Reflects an increase in cost of services and products related to the purchase of long distance services for resale in the Cincinnati market, which were eliminated as intercompany cost of services in the actual results.

(dd)
Reflects an increase in cost of services related to the purchase of access to the Cincinnati Bell Telephone network by the broadband business which were eliminated as intercompany cost of services in the actual results.

(ee)
Reflects a decrease in selling, general and administrative expenses incurred by the broadband business that was sold in connection with the broadband sale.

(ff)
Reflects an increase in selling, general and administrative expenses related to the allocation of corporate overhead, which cannot be allocated after the broadband sale.

(gg)
Reflects a decrease in depreciation expense related to the broadband assets sold in connection with the broadband sale.

(hh)
Reflects a decrease in amortization expense related to the broadband assets sold in connection with the broadband sale.

(ii)
Reflects a decrease in restructuring expense related to the broadband assets sold in connection with the broadband sale.

(jj)
Reflects a decrease in asset impairments and other expense related to the broadband assets sold in connection with the broadband sale.

(kk)
Reflects an increase in minority interest expense as a result of the broadband sale.

(ll)
Reflects an increase in loss on investments related to the broadband assets sold in connection with the broadband sale.

(mm)
Reflects an increase in other expense related to the broadband assets sold in connection with the broadband sale.

(nn)
Reflects a decrease in interest expense resulting from the BRCOM debt exchange offer.

(oo)
Reflects a decrease in minority interest expense resulting from the BRCOM preferred exchange offer. Dividends on the BRCOM Preferred Stock are classified as "Minority interest expense" in the statement of operations.

(pp)
Reflects an increase in interest expense resulting from the offering, as follows:

Cash interest expense	$36.2
Amortization of deferred financing costs	1.2

Total interest expense increase related to the offering	$37.4
(qq)
Reflects a decrease in interest expense related to the pay down of credit facilities resulting from application of the proceeds of the offering, as follows:

Cash interest expense	($ 24.9)
Amortization of deferred financing costs	(6.1)

Total interest expense decrease related to credit facilities	($ 31.0)
(rr)
Reflects the elimination of the income tax benefit associated with the assets that were divested pursuant to the broadband sale. The net adjustment to income tax expense is zero because the increase in income tax expense is offset by a corresponding decrease related to the reversal of the valuation allowance that was recorded against deferred tax assets associated with the broadband assets.

(ss)
We issued 17.5 million warrants, each to purchase one share of Cincinnati Bell Common Stock at $3.00 per share in connection with the Goldman mezzanine financing. As each of the warrants represent the right to purchase one share of Cincinnati Bell Common Stock, they have no impact on basic outstanding shares. Because the effect of their inclusion in the earnings (loss) per common share calculation would be anti-dilutive, the 17.5 million "in-the-money" warrants are not included in the denominator of the diluted earnings (loss) per common share calculation.

(tt)
We are offering to exchange 11,076,707 shares of Cincinnati Bell Common Stock for approximately $46.0 million in aggregate principal amount of the 9% Notes outstanding. Assuming the entire aggregate principal amount of the 9% Notes outstanding are tendered and accepted for exchange, the Company will issue an additional 11,076,707 shares of Cincinnati Bell Common Stock, which will increase both the basic and diluted shares outstanding.

(uu)
We are offering to exchange 14,148,518 shares of Cincinnati Bell Common Stock for 395,210 outstanding shares of BRCOM Preferred Stock. Assuming all outstanding shares of BRCOM Preferred Stock are tendered and accepted for exchange, we will issue an additional 14,148,518 shares of Cincinnati Bell Common Stock, which will increase both the basic and diluted shares outstanding.

(vv)
Reflects the $91.5 million cash portion of the purchase price pursuant to the purchase agreement entered into on February 22, 2003, as amended on June 6, 2003 and June 13, 2003. The purchase price is subject to certain purchase price adjustments based upon closing working capital and certain receivables collected and amounts have been placed into escrow to support the working capital and receivables purchase price adjustments as well as the portion of the purchase price payable upon the consummation of the second and third stage closings. The sale is also subject to post-closing obligations based upon historical capital expenditure amounts and future cash EBITDA minus capital expenditures performance. No adjustments have been made in the unaudited condensed consolidated financial information for these purchase price adjustments or post-closing obligations because such amounts are not determinable. Furthermore, the application of the proceeds from the sale has not been reflected.

(ww)
Reflects the $17.2 million promissory note portion of the purchase price of the asset purchase agreement entered into on February 22, 2003, as amended on June 6, 2003 and June 13, 2003.

  The purchase price subject to certain purchase price adjustments based upon closing working capital and certain receivables collected and amounts have been placed into escrow to support the working capital and receivables purchase price adjustments as well as the portion of the purchase price payable upon the consummation of the second and third stage closings. The sale is also subject to post closing obligations based upon historical capital expenditure amounts and future cash EBITDA minus capital expenditures performance. No adjustments have been made in the unaudited pro forma condensed consolidated financial information for these purchase price adjustments or post-closing obligations because such amounts are not determinable. Furthermore, the application of the proceeds from the sale has not been reflected. Interest related to the note receivable has not been reflected in the unaudited pro forma condensed financial information, as the amount is immaterial.

(xx)
Reflects the sale of assets of the broadband business. Current assets held for sale are comprised of the following:

Accounts receivable	$82.8
Materials and supplies	0.4
Prepaid expenses and other current assets	11.2

Total current assets held for sale	$94.4
(yy)
Reflects the sale of assets of the broadband business. Noncurrent assets held for sale are comprised of the following:

Property, plant and equipment	$48.0
Other noncurrent assets	6.8

Total noncurrent assets held for sale	$54.8
(zz)
Reflects the assumption of liabilities by the buyer of the broadband business. Current liabilities to be assumed in the sale are comprised of the following:

Capital lease obligations	$1.5
Accounts payable	63.0
Current portion of unearned revenue and customer deposits	51.3
Other current liabilities	17.9

Total current liabilities to be assumed in sale	$133.7
(aaa)
Reflects the assumption of liabilities by the buyer of the broadband business. Long-term liabilities to be assumed in the sale are comprised of the following:

Capital lease obligations	$0.6
Unearned revenue, less current portion	284.1
Other noncurrent liabilities	0.1

Total noncurrent liabilities to be assumed in sale	$284.8

(bbb)
Reflects the anticipated gain on disposition of the broadband assets as follows:

Short-term liabilities to be assumed in sale	$133.7
Long-term liabilities to be assumed in sale	284.8
Sale proceeds	108.7
Less: Current assets held for sale	(94.4)
Less: Non-current assets held for sale	(54.8)

Gain on sale of assets	$378.0
(ccc)
Reflects a decrease in accrued interest as of the balance sheet date assuming the BRCOM debt exchange offer was consummated on March 31, 2003.

(ddd)
Reflects the $46.0 million carrying value of the 9% Notes as of the balance sheet date that will be settled in shares of Cincinnati Bell Common Stock upon consummation of the BRCOM debt exchange offer, offset by additional borrowings of $0.5 million to pay nonrecurring investment banking and legal fees directly related to the BRCOM debt exchange.

(eee)
Reflects the par value of 11,076,707 shares of Cincinnati Bell Common Stock to be issued upon consummation of the BRCOM debt exchange offer.

(fff)
Reflects the additional-paid-in capital that will be recorded upon consummation of the BRCOM debt exchange offer assuming a share price of $5.10 per share of Cincinnati Bell Common Stock, the share price as of May 30, 2003, less the par value of the Cincinnati Bell Common Stock. A 10% movement in the Cincinnati Bell Common Stock share price would cause the additional-paid-in-capital to fluctuate by $5.7 million.

(ggg)
Reflects the net loss of $8.6 million that will be incurred upon consummation of the BRCOM debt exchange offer assuming a share price of $5.10 per share of Cincinnati Bell Common Stock, the share price as of May 30, 2003, and fees of $0.5 million incurred in connection with the BRCOM debt exchange offer. A 10% movement in the Cincinnati Bell Common Stock share price would cause the net gain or loss upon consummation to fluctuate by $5.7 million. The loss on and fees related to the BRCOM debt exchange offer have not been reflected in the statement of operations, as they are nonrecurring items.

(hhh)
Reflects a decrease in dividends payable on the BRCOM Preferred Stock as of the balance sheet date that will be settled in shares of Cincinnati Bell Common Stock upon consummation of the BRCOM preferred exchange offer.

(iii)
Reflects the nonrecurring investment banking and legal fees to be incurred upon consummation of the BRCOM preferred exchange offer directly related to the BRCOM preferred exchange offer, which will increase borrowings under the revolving credit facility.

(jjj)
Reflects a decrease in minority interest related to the carrying value of the BRCOM Preferred Stock that will be settled in shares of Cincinnati Bell Common Stock upon consummation of the BRCOM preferred exchange offer.

(kkk)
Reflects the par value of 14,148,518 shares of Cincinnati Bell Common Stock to be issued upon consummation of the BRCOM preferred exchange offer.

(lll)
Reflects the additional-paid-in capital that will be recorded upon consummation of the BRCOM preferred exchange offer assuming a share price of $5.10 per common share of

  Cincinnati Bell Common Stock, the share price as of May 30, 2003. The additional-paid-in-capital is calculated as follows:

BRCOM Preferred Stock	$413.7
Dividends payable on BRCOM Preferred Stock	43.2
Less: Fees Related to BRCOM preferred exchange offer	(5.5)
Less: Par value of Cincinnati Bell Common Stock issued	(0.2)

Additional Paid-in capital	$451.2
(mmm)
Reflects a net increase in unamortized issuance costs as follows:

Deferred offering fees	$11.7
Deferred financing fees related to credit facilities	(9.1)

Total increase in unamortized issuance costs	$2.6
(nnn)
Reflects a decrease in short term debt due to the reduction in credit facility payments resulting from the pay down of the credit facilities using the proceeds of the offering.

(ooo)
Reflects an increase in long term debt resulting from the reduction in short term debt noted above and the investment banking fees associated with the offering.

(ppp)
Reflects the impact on accumulated deficit of the write off of deferred financing fees upon the pay down of the credit facilities resulting from application of the proceeds of the offering.

(5)
CINCINNATI BELL ANY DISTANCE INC. RECONCILIATION TO ADJUSTED EBITDA

Cincinnati Bell Any Distance Inc.
Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
For the Year Ended December 31, 2002
(dollars in millions)

Net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$3.0
Adjustments:
Depreciation	0.5
Amortization	0.1
Asset impairments and other	—
Minority interest expense	—
Equity loss in unconsolidated entities	—
Interest expense and other financing costs	0.3
Loss (gain) on investments	—
Other expense (income)	—
Income tax expense (benefit)	1.6

Adjusted EBITDA	$5.5

(6)    OTHER INFORMATION

        We may experience a change in senior management. As our restructuring plan is nearing completion, our board of directors has begun the process of determining the appropriate management structure and selecting the members of our senior management team going forward. As part of that process, the board has engaged an outside executive search firm to assist it in identifying candidates for chief executive officer. The board intends to consider both internal and external candidates for the chief executive officer position, including the current chief executive officer and chief operating officer, together with qualified outside candidates from telecom and related industries. In addition, the board recently amended the employment agreement of our current Chief Executive Officer whereby he is entitled to a success fee earned as a result of the sale of our broadband business and the amendment of our credit facilities, and, until August 31, 2003, is further entitled to terminate his employment and receive the other payments provided for under his employment agreement. Similarly, in December 2003, our Chief Financial Officer, our General Counsel, and our Senior Vice President of Corporate Development will also be entitled to similar success fee and termination rights. There can be no assurance that all or any of the current members of our senior management team will remain with the Company or in their current positions in the short term or long term, because the board may select different candidates for all or some of the positions, or current members of senior management may choose to terminate their employment with us.

        Our financial condition could be adversely affected if we are unable to realize fully our deferred tax assets. As of March 31, 2003, we had total deferred tax assets of $1,179 million, including a deferred tax asset of $270 million relating to $771 million of U.S. federal net operating loss carryforwards and a deferred tax asset of $143 million relating to state and local net operating loss carryforwards. In addition, we had other deferred tax assets, principally related to the fourth quarter 2002 impairment charge related to our broadband business. As of March 31, 2003, a valuation allowance of $1,175 million was recorded against our total deferred tax assets of $1,179 million. Upon the recording of the sale of our broadband business, we expect the pretax U.S. federal net operating loss carryforwards to increase to approximately $2.1 billion, or $735 million tax effected, with little or no expected impact on the total net deferred tax asset and valuation allowance. For more information concerning our net operating loss carryforwards, deferred tax assets and valuation allowance, see Note 11 of Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2002. If we are unable for any reason to fully realize our deferred tax assets, as a result of insufficient taxable income or otherwise, our business, financial condition and results of operations could be adversely affected.

D.
FORWARD-LOOKING INFORMATION.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this Current Report on Form 8K that are not historical facts (including without limitation statements to the effect that we "believe," "expect," "anticipate," "plan," "intend," "foresee," and other similar expressions) are forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those anticipated by us. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions. They are subject to change based upon various factors, including but not limited to the following risks and uncertainties:

  •
  changing market conditions and growth rates within the telecommunications industry or generally within the overall economy;

  •
  world and national events that may affect our ability to provide services or the market for telecommunications services;

  •
  changes in competition in markets in which we operate;

  •
  pressures on the pricing of our products and services;

  •
  advances in telecommunications technology;

  •
  the ability to generate sufficient cash flow to fund our business plan and maintain our networks;

  •
  the ability to refinance our indebtedness when required on commercially reasonable terms;

  •
  our ability to continue to finance BRCOM Inc.;

  •
  changes in the telecommunications regulatory environment;

  •
  changes in the demand for our services and products;

  •
  the demand for particular products and services within the overall mix of products sold, as our products and services have varying profit margins;

  •
  our ability to introduce new service and product offerings in a timely and cost effective basis;

  •
  our ability to attract and retain highly qualified employees;

  •
  our ability to access capital markets and the successful execution of restructuring initiatives; and

  •
  volatility in the stock market, which may affect the value of our stock.

        Should one or more of these or other risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements contained in this Current Report on Form 8-K whether as a result of new information, future events or otherwise.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2003	CINCINNATI BELL INC.
	By:	/s/ JEFFREY C. SMITH
Name: Jeffrey C. Smith Title: Chief Human Resources Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release of Cincinnati Bell Inc. dated July 2, 2003

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  Item 7 Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure.
Cincinnati Bell Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations (dollars in millions)
Cincinnati Bell Inc. Unaudited Pro Forma Condensed Consolidated Statement of Operations (dollars in millions)
Cincinnati Bell Inc. Unaudited Pro Forma Condensed Consolidated Balance Sheet (dollars in millions)
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
Cincinnati Bell Any Distance Inc. Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA For the Year Ended December 31, 2002 (dollars in millions)
SIGNATURES
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